SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-443-0627

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

          if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce detailed sampling and mapping began May 24, 2004 at our 100% controlled Dun Glen Project in Pershing County, Nevada.  The samples which have been collected are being sent to ALS Chemex for assay.  We are undertaking a geophysical survey which will be evaluated by comparing the results to several survey lines over the well exposed vein areas.   The sampling at Dun Glen is around areas with high-grade values and historic production.  The sampling program is designed to outline specific areas for drill testing within the 10,000 foot long vein zone.  Initial sampling focused at the Auld Lang Syne and Golden Bell area where recent surface samples returned up to 1.574 ounces of gold per ton on surface exposures around the Golden Bell.  Historic mining during the 1930’s produced an estimated 25,000 to 30,000 ounces from the Auld Lang Syne.

The results from the intensive, focused rock chip-sampling program, detailed surface mapping of the veins and historic workings, and the geophysical data will be evaluated to determine the best zones along the Dun Glen Vein system to drill test.

The Dun Glen Property covers a high-grade vein zone on the western flank of the East Range; approximately 25 miles southwest of Winnemucca and 21 miles north of the Florida Canyon Mine owned by Apollo Gold.  Historic gold production of 50,000 to 75,000 ounces lode gold and over 200,000 ounces of district placer gold indicates the high potential for this area. No significant drilling or modern surface work has explored the obvious down dip or strike extensions of historic or surface mineralization.

Buster Hunsaker, CEO of our wholly owned subsidiary Golden Patriot Nevada, Corp. stated, “We are excited to have commenced operations on the Dun Glen Project.  Gold is currently at the $400 level making this an opportune time to be working on a project with such unexplored potential, based upon historic mining in the area.”

Golden Patriot, Corp.

We are actively engaged in the acquisition and exploration of high priority gold properties in northern Nevada. To date our holdings total 152 claims covering 2,935 acres.  With our team of highly skilled, experienced management and geologists, we are taking steps toward development.

If you have any questions or would like to be added to our email list please call 1-800-905-9544 or email us at info@goldenpatriotcorp.com

In addition, you should sign into our private Corporate Guest Book, http://www.CorporateGuestBook.com/?GPTC to receive timely updates and information on any future developments as they occur.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         June 2, 2004